CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the references to our firm under the captions "Turner Funds Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 28 to the Registration Statement (Form N-1A) (No. 333-00641) of the Turner Funds of our report dated November 9, 2001, included in the 2001 annual report to shareholders of the Turner Funds.


                                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 5, 2002